Exhibit 99.1

Liquidia Corporation Announces Raise of $67.5 Million from New Common Stock Financings and $32.5
Million Advance from HealthCare Royalty Under Current Financing Agreement

MORRISVILLE, N.C., September 11, 2024 – Liquidia Corporation (NASDAQ: LQDA) (the “Company” or “Liquidia”), a biopharmaceutical company developing innovative therapies for patients with rare cardiopulmonary diseases, announced today the pricing of an underwritten public offering and a concurrent private placement, with anticipated total gross proceeds of approximately $67.5 million, before deducting underwriting discounts and commissions, and expenses.

The Company offered 6,460,674 shares of common stock in the public offering at a price of $8.90 per share. In addition, Liquidia entered into a common stock purchase agreement with funds managed by Caligan Partners LP for the sale of 1,123,595 shares of common stock at a purchase price of $8.90 per share in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The closing of the public offering is not conditioned upon the closing of the private placement, but the closing of the private placement is conditioned upon the closing of the public offering. The public offering and concurrent private placement are expected to close on September 12, 2024, subject to other customary closing conditions.

BofA Securities acted as the sole book-running manager for the public offering, LifeSci Capital acted as lead manager for the public offering and Needham & Company acted as co-manager for the public offering.

Liquidia also announced today that the Company has entered into a fifth amendment to the Revenue Interest Financing Agreement (“RIFA”) with HealthCare Royalty (“HCRx”) to fund an additional $32.5 million (the “Fifth Amendment”), subject to certain closing conditions including the funding condition discussed further below. With this amendment, HCRx will have invested the full $100 million in non-dilutive capital as originally contemplated under the RIFA entered in January 2023.

The Fifth Amendment proceeds, together with the public offering and concurrent private placement proceeds, aggregate to total gross proceeds of approximately $100 million before deducting applicable underwriting discounts, commissions, and expenses. Net proceeds from the public offering, the concurrent private placement and the Fifth Amendment are expected to fund ongoing commercial development of YUTREPIA™ (treprostinil) inhalation powder for the potential treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), continued development of YUTREPIA in other clinical trials, including but not limited to trials for pediatric patients and trials further evaluating the use of YUTREPIA in WHO Group 1 and WHO Group 3 patients, clinical development of L606 and for general corporate purposes.

Michael Kaseta, Chief Financial Officer and Chief Operating Officer of Liquidia, stated: “We are excited by HealthCare Royalty’s continued commitment and confidence in our ability to bring new treatment options to market for patients with rare cardiopulmonary diseases. We believe we are financially well-positioned to continue ongoing commercial development of YUTREPIA in anticipation of potential final regulatory approval, to progress development of YUTREPIA in other clinical trials like ASCENT for PH-ILD, and to advance L606 (liposomal treprostinil) inhalation suspension into a global pivotal study.”

Clarke Futch, Chairman and Chief Executive Officer of HCRx added: “We view the recent grant of tentative approval of YUTREPIA to treat both PAH and PH-ILD as a significant milestone for the company. More importantly, we are confident in Liquidia’s potential to address the needs of patients suffering from rare cardiopulmonary diseases. We are excited to see how YUTREPIA may help change the lives of patients upon final approval and launch potentially in 2025.”

The Fifth Amendment to the RIFA moves the additional $32.5 million that was funded from the third and fourth tranches to the second tranche such that, following the closing of the Fifth Amendment and the funding of the remaining $32.5 million, HCRx will have funded a total of $67.5 million under the second tranche and each of the third and fourth tranches will be eliminated. As a result, the Company will continue to pay HCRx on a fixed payment schedule and will not change to a tiered royalty on the Company’s annual net revenue after the first commercial sale of YUTREPIA. As consideration for the additional invested amount, Liquidia has agreed to a modified fixed payment schedule that extends expected termination of the RIFA from 2029 to 2031. HCRx also agreed to defer a one-time fixed payment of $23.8 million that was originally due on July 30, 2025, into two equal payments due in January 2026 and July 2026. The aggregate payments to HCRx are capped at 175% of the total amounts advanced by HCRx, but also include a potential true-up payment to be made by Liquidia if HCRx’s internal rate of return is less than a threshold value on the date the cap is reached. The threshold value for the newly advanced funds is 16% as compared to the 18% for the previously advanced funds. Funding of the additional $32.5 million under the second tranche is conditioned upon Liquidia receiving not less than $50.0 million in aggregate gross proceeds from the sale of the Company’s common stock in one or more transactions. Upon closing of the public offering and concurrent private placement, this funding condition will be satisfied. The closing of the public offering and concurrent private placement are each subject to customary closing conditions.

The shares of common stock in the public offering described above were offered by Liquidia pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Liquidia with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, and declared effective by the SEC on January 3, 2024. The public offering was made by means of a written prospectus and prospectus supplement that formed part of the registration statement. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the public offering will be filed with the SEC and will be available at the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255, or via email: dg.prospectus_requests@bofa.com.

The shares of common stock to be sold in the concurrent private placement have not been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company developing innovative therapies for patients with rare cardiopulmonary diseases. The company’s current focus spans the development and commercialization of products in pulmonary hypertension and other applications of its proprietary PRINT® Technology. PRINT enabled the creation of Liquidia’s lead candidate, YUTREPIA™ (treprostinil) inhalation powder, an investigational drug for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD).  The company is also developing L606, an investigational sustained-release formulation of treprostinil administered twice-daily with a next-generation nebulizer, and currently markets generic Treprostinil Injection for the treatment of PAH.

Tyvaso® and Tyvaso DPI® are registered trademarks of United Therapeutics Corporation.

About YUTREPIA™(treprostinil) Inhalation Powder

YUTREPIA is an investigational, inhaled dry-powder formulation of treprostinil delivered through a convenient, low-effort, palm-sized device. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso® (nebulized treprostinil). YUTREPIA is currently being studied in the ASCENT trial, an Open-Label Prospective Multicenter Study to Evaluate Safety and Tolerability of Dry Powder Inhaled Treprostinil in Pulmonary Hypertension, with the objective of informing YUTREPIA’s dosing and tolerability profile in patients with PH-ILD. YUTREPIA was previously referred to as LIQ861 in investigational studies.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements include statements regarding the closing of the public offering, the concurrent private placement and the funding under the Fifth Amendment; the intended use of proceeds from these transactions; our plans regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA; the potential for and timing of commercial launch of YUTREPIA; the potential benefits of YUTREPIA for patients; and our ability to execute on our strategic or financial initiatives; involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investors:

Jason Adair

919.328.4350

jason.adair@liquidia.com

Media:

Patrick Wallace

919.328.4383

patrick.wallace@liquidia.com